UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2020

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SOUTHWESTERN ENERGY COMPANY
(Exact name of registrant as specified in its charter)

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Delaware	001-08246	71-0205415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Energy Drive
Spring, Texas 77389
(Address of principal executive office)(Zip Code)

(832) 796-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01	SWN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

Southwestern Energy is providing an update on its NYMEX related financial commodity derivative contracts for natural gas, oil, ethane and propane, which are used to enhance certainty of future cash flows. As of January 29, 2020, the financial commodity derivative contracts for the years 2020 and 2021 included fixed price swaps, two-way costless collars, three-way costless collars and basis swaps. For 2020, amounts for natural gas and oil represent greater than 80% of currently projected production of those commodities.

The following tables summarize the material derivative contracts of Southwestern Energy as of January 29, 2020, including January and February 2020 derivative contracts that have settled.

		Weighted Average Price per MMBtu
	Volume (Bcf)	Swaps	Sold Puts	Purchased Puts	Sold Calls	Basis Differential
Natural Gas
2020
Fixed price swaps	285	$2.51	$—	$—	$—	$—
Two-way costless collars	31	—	—	2.56	2.85	—
Three-way costless collars	229	—	2.19	2.54	2.85	—
Total	545
2021
Fixed price swaps	30	$2.54	$—	$—	$—	$—
Two-way costless collars	17	—	—	2.50	2.83	—
Three-way costless collars	264	—	2.18	2.49	2.84	—
Total	311

Basis Swaps
2020	216	$—	$—	$—	$—	$(0.32)
2021	96	—	—	—	—	0.00
	312

		Weighted Average Price per Bbl
	Volume (MBbls)	Swaps	Sold Puts	Purchased Puts	Sold Calls
Oil
2020
Fixed price swaps	3,465	$57.83	$—	$—	$—
Two-way costless collars	966	—	—	56.89	59.81
Three-way costless collars	971	—	45.12	55.12	59.68
Total	5,402
2021
Fixed price swaps	2,328	$53.72	$—	$—	$—
Three-way costless collars	1,445	—	43.52	53.25	58.14
Total	3,773

		Weighted Average Price per Bbl
	Volume (MBbls)	Swaps	Sold Puts	Purchased Puts	Sold Calls
Propane
2020
Fixed price swaps	4,746	$23.90	$—	$—	$—
Two-way costless collars	366	—	—	25.20	29.40
Total	5,112
2021
Fixed price swaps	2,460	$21.77	$—	$—	$—

Ethane
2020
Fixed price swaps	7,733	$8.79	$—	$—	$—
2021
Fixed price swaps	2,725	$7.48	$—	$—	$—

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as set forth by specific reference in such filing.

Forward Looking Statements

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. The actual results of operations can and will be affected by a variety of risks and other matters including, but not limited to, changes in commodity prices (including geographic basis differentials); changes in expected levels of natural gas and oil reserves or production; operating hazards, drilling risks, unsuccessful exploratory activities; natural disasters; limited access to capital or significantly higher cost of capital related to illiquidity or uncertainty in the domestic or international financial markets; international monetary conditions; the risks related to the discontinuation of LIBOR and/or other reference rates that may be introduced following the transition, including increased expenses and litigation and the effectiveness of interest rate hedge strategies; unexpected cost increases; potential liability for remedial actions under existing or future environmental regulations; failure or delay in obtaining necessary regulatory approvals; potential liability resulting from pending or future litigation; general domestic and international economic and political conditions; the impact of a prolonged federal, state or local government shutdown and threats not to increase the federal government’s debt limit; as well as changes in tax, environmental and other laws, including court rulings, applicable to our business. Other factors that could cause actual results to differ materially from those described in the forward-looking statements include other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, Southwestern Energy Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: January 30, 2020	By:	/s/ JULIAN M. BOTT
	Name:	Julian M. Bott
	Title:	Executive Vice President and
Chief Financial Officer